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                                                                   EXHIBIT 10.13

                            DEMAND PROMISSORY NOTE
                            ----------------------

$300,000.00                                                   September 18, 1997
                                                                Atlanta, Georgia


     FOR VALUE RECEIVED, the undersigned, IXL HOLDINGS, INC., a Delaware corporation ("Maker"), promises to pay to the order of JAMES R. ROCCO, an individual residing in the State of Georgia ("Holder"), the principal sum of THREE HUNDRED THOUSAND AND NO/100 DOLLARS ($300,000.00), plus interest calculated at the rate of twelve percent (12.0%) per annum on such principal amount, said principal and interest to be payable at such place as the Holder may designate in writing, as set forth below.

     Accrued interest and the outstanding principal amount shall be due and payable on demand by the Holder.

     Maker shall be in default hereunder if (i) Maker fails timely to make any payment due hereunder; (ii) Maker files or has filed against it any proceeding under any insolvency or bankruptcy statute; (iii) Maker ceases to operate its business; or (iv) any of the other conditions hereinafter set out are violated or breached by Maker. If a default occurs, all amounts due hereunder shall, at the option of the Holder, become immediately due and payable.

     Maker, whether principal, surety or endorser waives demand, protest and notice of demand, protest and non-payment. Maker further waives notice of default and notice of acceleration of the maturity hereof by reason of default. The failure of the Holder to exercise the right of accelerating the maturity of the debt, or the granting by the Holder of any indulgence from time to time, shall in no event be considered a waiver of such right of acceleration or prevent the Holder from thereafter exercising such right at any time thereafter as if another default shall thereafter exist.

     Notwithstanding anything to the contrary contained herein, in no event shall the total of all charges payable under this Note which are or could be held to be in the nature of interest, exceed the maximum rate permitted to be charged under any applicable law. Should Holder receive any payment which is or would be in excess of that permitted to be charged under any applicable law, such payment shall be deemed to have been made in error and shall automatically either be reduced immediately to the maximum amount permitted by law or, if required to comply with applicable law, be canceled and, if theretofore paid, at the option of Holder, be refunded to Maker or applied to reduce the principal balance outstanding on this Note.
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     Any and all notices, demands and responses thereto permitted or required to be given under this Note shall be in writing, and shall be deemed to have been properly given or served and shall be effective upon being personally delivered or two (2) days after being deposited in the United States Mail, postage prepaid, registered or certified mail, return receipt requested, to the other party at the address of such other party set forth below or at such other address as such other party may designate by notice specifically designated as a notice of change of address and given in accordance herewith; provided, however, that no notice of change of address shall be effective until the date of receipt thereof. Personal delivery to a party or to any officer, partner, agent or employee of such party at said address shall constitute receipt. Rejection or other refusal to accept or inability to deliver because of changed address of which no notice has been received shall also constitute receipt. Any such notice, demand, or request shall be addressed as follows:

      If to Maker:      IXL Holdings, Inc.
                        Two Park Place
                        1888 Emery Street, 2nd Floor
                        Atlanta, Georgia  30318
                        Attention:  James V. Sandry

      If to Holder:     James R. Rocco
                        1853 Ardmore Rd.
                        Atlanta, Georgia  30309


     The unpaid principal evidenced by this Note and unpaid accrued interest thereon may be prepaid, in whole or in part, from time to time and at any time, without premium or penalty.

     All rights, privileges and obligations hereof, shall inure to the benefit of and bind the respective successors and assigns of the parties hereto.

     In case, and as often as, this Note is collected by an attorney at law, all costs of collection, including reasonable attorney's fees, actually incurred, shall be paid by Maker.

     This Note is to be construed in accordance with, and governed by, the internal laws of the State of Georgia, without regard to its principles of conflict of laws.

     IN WITNESS WHEREOF, Maker has set its hand and seal, by its duly authorized officers, as of the date first above written.


                                            IXL HOLDINGS, INC.

                                            By: /s/ U. Bertram Ellis, Jr.
                                                --------------------------
                                            Name: U. Bertram Ellis, Jr.
                                                  ------------------------
                                            Title: Chairman and Chief
                                                   -----------------------
                                                   Executive Officer
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